                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 30 to the Registration Statement of the California Tax-Free Money Market Fund,
California Municipal Money Market Fund, California Limited-Term Tax-Free Fund,
California Intermediate-Term Tax-Free Fund, California Long-Term Tax-Free Fund,
California High-Yield Municipal Fund, California Insured Tax-Free Fund (all of
the funds comprising the American Century California Tax-Free and Municipal
Funds) on Form N-1A of our reports dated October 13, 2000 on our audits of the financial statements and financial highlights of the California Tax-Free Money
Market Fund, California Municipal Money Market Fund, California Limited-Term
Tax-Free Fund, California Intermediate-Term Tax-Free Fund, California Long-Term
Tax-Free Fund, California High-Yield Municipal Fund, California Insured Tax-Free
Fund, which reports are included in the Annual Report to Shareholders for the year ended August 31, 2000, which are incorporated by reference in
Post-Effective Amendment No. 30 to the Registration Statement. We also consent to the reference in the Statement of Additional Information to our Firm under the caption "Independent Accountants."

Kansas City, Missouri
December 18, 2000